Exhibit 99.1

Forge Global Holdings, Inc. Reports First Quarter 2022 Results

•	Total Revenue Less Transaction Based Expenses Was $19.9 million in 1Q22

•	Newly Publicly Traded on NYSE after Raising $215.9 Million in Gross Cash Proceeds

•	Trading Volume Was $418.0 Million in 1Q22

•	Net Take Rate Was Constant for 1Q22 at 3.5%

•	Signed Strategic Partnership Agreement with Wells Fargo in 1Q22

•	Signed First Six-figure Forge Data customer in 1Q22

SAN FRANCISCO – May 16, 2022 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter ended March 31, 2022.

“The private market opportunity remains as clear in volatile times as it does in stable times,” said Kelly Rodriques, CEO of Forge. “More companies are staying private longer. They are creating more value while private and we believe that the need for employees and shareholders to access liquidity while a company is private will only continue to grow. Even amid the volatility in Q1, there were more distinct private companies with shares offered for sale on the Forge platform than in any previous quarter. Forge is well positioned to meet the demand for liquidity and access to this new asset class as pricing expectations stabilize and markets find equilibrium.”

Financial Highlights for the First Quarter of 2022

Revenue: Total revenue less transaction-based expenses was $19.9 million, compared to revenue less transaction-based expenses of $31.1 million in the quarter ended March 31, 2021.

Operating Income: Total operating loss for the quarter was $38.8 million, compared to the total operating gain of $2.2 million in the quarter ended March 31, 2021. This includes $27.2 million of one-time expenses incurred as part of the business combination between Motive Capital Corp and Forge Global, Inc. that closed in March 2022.

Net Loss: Net loss of $64.4 million, compared to the net gain of $938 thousand in the quarter ended March 31, 2021. This includes $58.6 million in one-time and non-cash expenses, of which $21.4 million were one-time expenses of acquisition bonuses and transaction costs and $31.8 million were non-cash expenses due to change in fair value of warrant liabilities and share-based compensation catch-up.

Adjusted EBITDA: Total Adjusted EBITDA for the quarter was a loss of $7.1 million, compared to the total Adjusted EBITDA gain of $5.0 million in the quarter ended March 31, 2021.

Cash Flow from Operating activities: Net cash used in operating activities was $30.2 million in the quarter ended March 31, 2022 compared to net cash used in operating activities of $1.2 million in the quarter ended March 31, 2021. This includes payment of a one-time transaction bonus of $10.4 million and payment of annual bonuses of $10.7 million in the quarter ended March 31, 2022.

KPIs:

•	Trading Volume was $418.0 million in the quarter, down 45% year-over-year.

•	Net Take Rate for the quarter was constant at 3.5%, reflecting no year-over-year change.

•	Total Placement Fee revenues totaled $14.6 million, down 47% year-over-year.

•	Total Custodial Accounts increased from 1.8 million to 2.2 million, up 25% year-over-year.

•	Total Assets Under Custody increased from $13.8 billion to $14.9 billion, up 8% year-over-year.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

•	Publicly Traded: Raised $215.9 million in gross cash proceeds in conjunction with the business combination in March 2022. Forge is now publicly listed on NYSE under the ticker symbol “FRGE”.

•	Strategic Partnerships: In 1Q22, Forge signed an agreement with Wells Fargo Securities, LLC, to provide their customers with access to pre-IPO private shares through the Forge Markets platform.

•	New Products/Services: Forge launched Forge Intelligence, its first data product, and its Forge Company Solutions offerings in 2021 to provide market-based liquidity programs for private companies.

•	Hiring: Forge ended 1Q22 with 312 full-time employees and contractors.

Financial Outlook

Given the present volatility and uncertain market conditions, Forge will neither re-affirm the full-year 2022 revenue outlook previously provided in February 2022 prior to completion of the business combination nor provide any guidance at this point in time. Forge will continue to monitor and evaluate to determine whether to change our forward guidance practice in the future.

Webcast/Conference Call Details

Forge will host a webcast conference call today, May 16, 2022, at 5:00 p.m. Eastern Time/2:00 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (888) 440-4165 from the United States, or +1 (646) 960-0858 internationally. The conference ID is 5410143.

Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.

Use of Non-GAAP Financial Information

In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.

We defined Adjusted EBITDA as net loss, adjusted to exclude: (i) interest expense, net, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) change in fair value of warrant liabilities, (vii) acquisition-related transaction costs, (vi) other significant gains, losses, and expenses (such as impairments, transaction bonus) that we believe are not indicative of our ongoing results.

Forward-Looking Statements

This press release contains “forward-looking statements, ”which generally are accompanied by words such as “believe,” “may,” ”could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, the benefits of Forge’s business combination with Motive Capital Corp, and future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Quarterly Report on Form 10-Q that will be filed on May 16, 2022. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Forge

Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. By combining world-class trading technology and operating expertise, Forge Markets enables private company shareholders to trade private company shares with accredited investors. Forge Company Solutions, Forge Data and Forge Trust along with Forge Markets help provide additional transparency, access and solutions that companies as well as institutional and accredited investors need to confidently navigate and efficiently transact in the private markets. Securities-related services are offered through Forge Securities LLC (“Forge Securities”), a wholly-owned subsidiary of Forge. Forge Securities is a registered Broker Dealer and Member of FINRA/SIPC, an alternative trading system.

Contacts

Investor Relations Contact:

Dominic Paschel

ir@forgeglobal.com

Media Contact:

Lindsay Riddell

press@forgeglobal.com

Source: Forge Global Holdings, Inc.

FORGE GLOBAL HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except share and per share data)

	March 31, 2022	December 31, 2021
Asset
Current assets:
Cash and cash equivalents	$202,502	$74,781
Restricted cash	1,624	1,623
Accounts receivable, net	3,561	5,380
Payment-dependent notes receivable, current	243	1,153
Prepaid expenses and other current assets	6,170	5,148
Total current assets	$214,100	$88,085
Property and equipment, net	535	497
Internal-use software, net	4,481	2,691
Goodwill and other intangible assets, net	136,843	137,774
Operating lease right-of-use assets	6,560	7,881
Payment-dependent notes receivable, noncurrent	14,975	13,453
Other assets, noncurrent	1,679	7,514
Total assets	$379,173	$257,895
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,888	$1,920
Accrued compensation and benefits	9,706	21,240
Accrued expenses and other current liabilities	8,083	8,343
Operating lease liabilities, current	5,221	5,367
Payment-dependent notes payable, current	243	1,153
Total current liabilities	$26,141	$38,023
Operating lease liabilities, noncurrent	4,102	5,159
Payment-dependent notes payable, noncurrent	14,975	13,453
Warrant liabilities	47,916	7,844
Total liabilities	$93,134	$64,479
Commitments and contingencies
Convertible preferred stock, net of issuance costs, $0.00001 par value; nil and 86,815,192 shares authorized as of March 31, 2022 and December 31, 2021, respectively; nil and 73,914,150 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; aggregate liquidation preference of $0 and $271,845 as of March 31, 2022 and December 31, 2021, respectively	—	246,056
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 169,223,826 and 63,301,388 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	17	—
Additional paid-in capital	429,005	25,919
Accumulated deficit	(142,983)	(78,559)
Total stockholders’ equity (deficit)	$286,039	$(52,640)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$379,173	$257,895

FORGE GLOBAL HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Operations and

Comprehensive (Loss) Income

(In thousands of U.S. dollars, except share and per share data)

	Three months ended March 31,
	2022	2021
Revenues:
Placement fees	$14,585	$27,509
Custodial administration fees	5,437	4,546
Total revenues	$20,022	$32,055
Transaction-based expenses:
Transaction-based expenses	(132)	(976)
Total revenues, less transaction-based expenses	$19,890	$31,079
Operating expenses:
Compensation and benefits	$43,640	$20,496
Professional services	3,518	2,700
Acquisition-related transaction costs	3,706	—
Advertising and market development	1,504	987
Rent and occupancy	1,566	887
Technology and communications	2,023	1,434
General and administrative	1,602	953
Depreciation and amortization	1,082	1,396
Total operating expenses	$58,641	$28,853
Operating (loss) income	$(38,751)	$2,226
Interest expenses and other income (expenses): Interest income (expense), net	21	(554)
Change in fair value of warrant liabilities	(25,959)	(908)
Other income, net	388	166
Total interest expenses and other expenses	$(25,550)	$(1,296)
(Loss) income before provision for income taxes	(64,301)	930
Provision for (benefit from) income taxes	123	(8)
Net (loss) income and comprehensive (loss) income	$(64,424)	$938
Net (loss) income per share attributable to common stockholders:
Basic	$(0.98)	$0.00
Diluted	$(0.98)	$0.00
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	66,007,461	61,598,361
Diluted	66,007,461	116,312,835

FORGE GLOBAL HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(64,424)	$938
Adjustments to reconcile net loss to net cash provided by operations:
Share-based compensation	8,522	1,259
Depreciation and amortization	1,083	1,396
Transaction expenses related to the Merger	3,132	—
Amortization of right-of-use assets	1,056	651
Impairment of right-of-use assets	265	—
Bad debt allowance	302	100
Change in fair value of warrant liabilities	25,959	908
Settlement of related party promissory notes	5,517	—
Other	—	71
Changes in operating assets and liabilities:
Accounts receivable	2,017	(331)
Prepaid expenses and other assets	(918)	(537)
Accounts payable	861	(926)
Accrued expenses and other current liabilities	(741)	(3,572)
Accrued compensation and benefits	(11,606)	(340)
Operating lease liabilities	(1,202)	(860)
Net cash used in operating activities	$(30,177)	$(1,243)
Cash flows from investing activities:
Purchases of property and equipment	(11)	—
Capitalized internal-use software development costs	(1,681)	(117)
Net cash used in investing activities	$(1,692)	$(117)
Cash flows from financing activities:
Proceeds from the Merger	7,865	—
Proceeds from PIPE and A&R FPA investors	208,000	—
Payments for offering costs	(56,379)	—
Proceeds from exercise of options, including proceeds from repayment of promissory notes	105	432
Repayment of notes payable	—	(2,863)
Net cash provided by (used in) financing activities	$159,591	$(2,431)
Net increase (decrease) in cash and cash equivalents	127,722	(3,791)
Cash, cash equivalents and restricted cash, beginning of the period	76,404	42,179
Cash, cash equivalents and restricted cash, end of the period	$204,126	$38,388
Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$642
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment purchases not yet paid	$95	$—
Deferred offering costs accrued and not yet paid	$473	$—
Capitalized internal-use software development costs accrued and not yet paid	$360	$101
Reclassification of deferred offering costs to equity	$5,923	$—
Conversion of preferred stock	$246,049	$—
Conversion of May 2020 and October 2020 preferred stock warrants of Legacy Forge to common stock warrants	$2,949	$—
Non-cash assets acquired in the Merger	$193	$—
Warrants issued in connection with FPA	$3,080	$—
Assumption of merger warrants liability	$13,983	$—
Recapitalization of Legacy Forge common stock	$5	$—
Vesting of early exercised stock options and restricted stock awards	$409	$11
Issuance of common stock upon settlement of related party promissory notes	$4,207	$—
Early exercise of common stock options upon settlement of related party promissory notes	$1,310	$—

FORGE GLOBAL HOLDINGS, INC.

Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(64,424)	$938
Add:
Interest income (expense), net	(21)	554
Provision for (benefit from) income taxes	123	(8)
Depreciation and amortization	1,082	1,396
Impairment of right-of-use assets	265	—
Share-based compensation expense	8,522	1,259
Change in fair value of warrant liabilities	25,959	908
Acquisition-related transaction costs(1)	3,706	—
Transaction bonus (2)	17,735	—
Adjusted EBITDA	$(7,053)	$5,047

(1)	Represents direct and incremental costs in connection with business acquisitions and consists primarily of professional services fees for investment banking advisors, legal services, accounting advisory, and other external costs directly related to acquisitions and other strategic opportunities. Acquisition-related transaction costs also include transaction costs related to the Business Combination, which consisted of legal, accounting, and other professional services directly related to the Merger.
(2)	Represents a one-time transaction bonus to certain executives as a result of consummation of the Merger.

FORGE GLOBAL HOLDINGS, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

KEY OPERATING METRICS

(In thousands of U.S. dollars)

Key Business Metrics

We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. Our trading business, comprised of Forge Markets offering, is presented for the interim periods presented, while our custody business, comprised of Forge Custody offering, presents data as of the dates presented. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended March 31,
Dollars in thousands	2022	2021	Change	% Change
TRADING BUSINESS
Trades	596	1,514	(918)	(61)%
Volume	$417,961	$757,851	$(338,890)	(45)%
Net Take Rate	3.5%	3.5%	—	—%
Placement fee revenues, less transaction-based expenses	$14,453	$26,533	$(12,080)	(46)%

Dollars in thousands	March 31, 2022	March 31,2021	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	2,228,101	1,787,208	440,893	25%
Assets Under Custody	$14,933,379	$13,827,501	$1,105,878	8%

•	Trades are defined as the total number of orders executed by the Company and acquired entities buying and selling private stocks on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.
•	Volume is defined as the total sales value for all securities traded on our Forge Markets platform. Volume is defined as the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade; the Company typically captures a commission on both sides, and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for the Company. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at initial public offering.
•	Net Take Rates are defined as our placement fee revenues, less transaction-based expenses (defined below), divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed, which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.
•	Total Custodial Accounts, previously called Billable Core and Platform Accounts, are defined as our direct customers’ existing or new custodial accounts that are funded, or unfunded accounts that are in the process of funding with active transfer activity on the account. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction, and sub-account fees.
•	Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers, and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.